As filed with the U.S. Securities and Exchange Commission on April 13, 2015

Registration No. 333-200827

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-3
TO REGISTRATION STATEMENT ON FORM S-1

UNDER
THE SECURITIES ACT OF 1933

CROSS COUNTRY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-4066229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6551 Park of Commerce Boulevard, N.W.
Boca Raton, FL 33847
(561) 998-2232
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Grubbs
President and Chief Executive Officer
Cross Country Healthcare, Inc.
6551 Park of Commerce Boulevard, N.W.
Boca Raton, FL 33847
(561) 998-2232
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen W. Rubin, Esq.	Susan E. Ball, Esq.
Proskauer Rose LLP	General Counsel and Secretary
Eleven Times Square	Cross Country Healthcare, Inc.
New York, New York 10036	6551 Park of Commerce Boulevard, N.W.
Tel (212) 969-3000	Boca Raton, FL 33847
(561) 998-2232

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐		Accelerated filer ☑
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-3 contains an updated prospectus relating to the offering and sale of 3,521,127 shares of our Common Stock, par value $0.0001 per share, issuable upon exercise of our 8% Convertible Senior Notes due 2020, which were issued in connection with a private placement financing.  These securities were originally registered by us pursuant to a Registration Statement on Form S-1 (No. 333-200827) which became effective on December 15, 2014.  This Post-Effective Amendment No. 1 on Form S-3 is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3.  All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This preliminary prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 13, 2015

PRELIMINARY PROSPECTUS
Cross Country Healthcare, Inc.

3,521,127 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of up to 3,521,127 shares of our common stock, par value $0.0001 per share. The shares of common stock covered by this prospectus include shares of common stock issued or issuable upon exercise of our 8.0% Convertible Senior Notes due 2020 (the “Convertible Notes”), which were issued in connection with a private placement financing, and shares of common stock that may be issuable from time to time in the event that we pay a portion of the interest on the Convertible Notes in kind by increasing the principal amount of the Convertible Notes. We are registering the resale of the shares of common stock underlying the Convertible Notes as required by the Registration Rights Agreement that we entered into with the selling stockholders on June 30, 2014 (the “Registration Rights Agreement”).

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 12 for more information.

We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered hereby.

The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of common stock. We have agreed to pay certain expenses in connection with this registration statement and to indemnify the selling stockholders and certain related persons against certain liabilities. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering.

You should read this prospectus carefully before you invest.

Our common stock is listed on the Nasdaq National Market under the symbol “CCRN.” On April 10, 2015 the last reported sale price for our common stock on the Nasdaq National Market was $11.26 per share. There is currently no trading market for the Convertible Notes.

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 7 of this prospectus, and in Part I – Item 1A of our Annual Report on Form 10-K filed on March 6, 2015, as well as in documents we file with the Securities and Exchange Commission and as set forth in any applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

 The date of this prospectus is April 13, 2015.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

PROSPECTUS SUMMARY	2

RISK FACTORS	5

FORWARD-LOOKING STATEMENTS	6

USE OF PROCEEDS	7

SELLING STOCKHOLDERS	8

PLAN OF DISTRIBUTION	9

LEGAL MATTERS	11

EXPERTS	12

WHERE YOU CAN FIND MORE INFORMATION	13

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	14

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under this registration statement, the selling stockholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

This prospectus only provides you with a general description of the securities that may be offered. Each time the selling stockholders sell securities using this shelf registration, we may provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read in their entirety both this prospectus and any accompanying prospectus supplement, together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”, before deciding to invest in any of the securities being offered.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. Any summaries of such agreement or documents set forth in this prospectus or any accompanying prospectus supplement are qualified in their entirety by reference to such agreement or document as filed with the SEC.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. Any information we incorporate by reference in accordance with SEC rules into this prospectus or any accompanying prospectus supplement shall be updated by any subsequent filings we may make with the SEC that revise, amend or supplement the terms of this prospectus.

IF YOU ARE IN A JURISDICTION WHERE OFFERS TO SELL, OR SOLICITATIONS OF OFFERS TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DOES NOT EXTEND TO YOU.

In this prospectus, unless otherwise specified or the context otherwise requires, all references to “we,” “us,” “our,” “the Company” or “Cross Country”  means Cross Country Healthcare, Inc., its subsidiaries and affiliates.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it may not contain all the information that may be important to you in, or that you should consider before making a decision as to whether or not to invest in our securities, and is qualified in its entirety by the more detailed information included in and incorporated by reference into this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the documents incorporated by reference, which are described under “Incorporation of Certain Documents by Reference” before making an investment decision. For a more complete description of our business, see the “Business” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference herein.

Our Company

Cross Country Healthcare, Inc. is a national leader in providing leading-edge healthcare recruiting, staffing, and workforce solutions. Through diversified offerings, we are able to meet the unique needs of each client. By utilizing our diversified healthcare solutions, clients are able to strategically flex their workforce, streamline their purchasing needs, access specialties not available in their local area, and access quality healthcare personnel to provide continuity of care for improved patient outcomes. Our solutions are geared towards assisting our clients to solve their labor cost issues while maintaining high quality outcomes.

Our workforce solutions include:

●	managed service programs (MSP);
●	electronic medical record (EMR) transition staffing;
●	internal resource pool (IRP) consulting and development;
●	recruitment process outsourcing (RPO);
●	predictive modeling analysis to assist in forecasting labor needs;
●	payrolling;
●	traditional recruiting and staffing of temporary and permanent placement of travel nurses and allied professionals, branch-based local nurses and allied staffing and locum tenens physicians; and
●	education and training programs, and retained and contingent search services.

We service a variety of clients, including public and private acute care hospitals, government facilities, schools, outpatient clinics, ambulatory care facilities, physician practice groups, retailers and many other healthcare providers. Our business currently consists of three business segments: (1) Nurse and Allied Staffing, (2) Physician Staffing and (3) Other Human Capital Management Services. Our fees are paid directly by our clients and in certain instances by vendor managers. As a result, we have no direct exposure to Medicare or Medicaid reimbursements.

In December 2013, we acquired the assets of On Assignment, Inc.’s Allied Healthcare Staffing division, and in June 2014 we acquired substantially all of the assets and certain liabilities of Medical Staffing Network Healthcare, LLC ("MSN"). These acquisitions allowed us to: (1) add new skillsets to our traditional staffing offerings, (2) expand our local branch network, which has allowed us to expand our local market presence and our MSP business, (3) diversify our customer base into the local ambulatory care and retail market, which provided more balance between our large volume based customers and our small local customers, and (4) better position us to take additional market share at our MSP accounts. Subsequent to the MSN acquisition, we centralized billing, payroll, credentialing, and other back office functions of the acquired businesses to realize cost savings.  In addition, we successfully migrated these operations onto a common information system platform with our local branch network for efficiency purposes.

Our operations reflect a diversified revenue mix across healthcare customers. For the full year 2014, our revenue from continuing operations was $618 million. Our Nurse and Allied Staffing business segment was 74% of revenue and is comprised of travel nurse, travel allied and branch-based local nurse and allied staffing. Our Physician Staffing business segment was 20% of our revenue and consists of physician staffing services with placements across multiple specialties. Our Other Human Capital Management Services business segment was 6% of our revenue and consists of education and training, as well as retained and contingent search services primarily for physicians and healthcare executives. On a company-wide basis, we have more than 6,000 active contracts with healthcare clients, and we provide our staffing services and workforce solutions in all 50 states.

Company Information

Our executive offices are located at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida, 33487, and our telephone number is (561) 998-2232. Our Internet website address is http://www.crosscountryhealthcare.com.  Information on or accessible through, our website is not incorporated into, nor should it be considered part of, this prospectus or any applicable prospectus supplement, except as and solely to the extent otherwise provided herein or therein.

The Offering

Issuer	Cross Country Healthcare, Inc.

Common Stock offered by the selling stockholders
Up to 3,521,127 shares of common stock, comprised of shares of common stock issued or issuable upon exercise of the Convertible Notes and shares of common stock that may be issuable from time to time in the event that the Company pays a portion of the interest on the Convertible Notes in kind.

Common Stock to be issued and outstanding after this offering	35,697,358 shares

Use of proceeds	We will not receive any of the proceeds from the sale by the selling stockholders of the securities. See “Use of Proceeds.”

NASDAQ Symbol	Our common stock is listed on The Nasdaq National Market under the symbol CCRN.

Risk factors
You should read the section entitled “Risk Factors” on page 5, the risk factors incorporated by reference in this prospectus, and any risk factors set forth in any applicable prospectus supplement or incorporated by reference therein, for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our securities.

The following is a summary of the transactions relating to the securities being registered hereunder:

Private Placement of Convertible Notes

On June 30, 2014, we and certain of our domestic subsidiaries entered into a Convertible Note Purchase Agreement (the “Note Purchase Agreement”), with certain note holders (collectively, “the Noteholders”). Pursuant to the Note Purchase Agreement, we sold to the Noteholders an aggregate of $25.0 million of the Convertible Notes. The proceeds from the Note Purchase Agreement were used by us to pay a portion of the consideration paid in the MSN Acquisition and related fees and expenses.

The Convertible Notes are convertible at the option of the holders thereof at any time into shares of the common stock, at an initial conversion price of $7.10 per share, or 3,521,127 shares of common stock. After three years, we have the right to force a conversion of the Convertible Notes if the volume-weighted average price (“VWAP”) per share of the common stock exceeds 125% of the then conversion price for 20 days of a 30-day trading period. The conversion price is subject to adjustment pursuant to customary weighted average anti-dilution provisions including adjustments for the following: common stock dividends or distributions; issuance of any rights, warrants of options to acquire common stock; distributions of property; tender offer or exchange offer payments; cash dividends; or certain issuances of common stock at less than the conversion price. Upon conversion of the Convertible Notes, we will exchange, for the applicable conversion amount thereof a number of shares of common stock equal to the amount determined by dividing (i) such conversion amount by (ii) the conversion price in effect at the time of conversion. No fractional shares of common stock will be issued upon conversion of the Conversion Notes. In lieu of fractional shares, we shall pay cash in respect of each fractional share equal to such fractional amount multiplied by the thirty day VWAP as of the closing of business on the Business Day (as defined in the Note Purchase Agreement) immediately preceding the conversion date as well as any unpaid accrued interest.

The Convertible Notes bear interest at a rate of 8.00% per annum, payable in quarterly cash installments; provided, however, that, at our option, up to 4.00% of the interest payable may be “paid-in-kind” through a quarterly addition of such “paid-in-kind” interest amount to the principal amount of the Convertible Notes. The Convertible Notes will mature on June 30, 2020, unless repurchased, redeemed or converted earlier. Subject to certain exceptions, we do not have the option to redeem the Convertible Notes until June 30, 2017. If we redeem the Convertible Notes on or after June 30, 2017, we are required to pay a premium equal to 15% of the amount of principal of the Convertible Notes redeemed.

If the Convertible Notes are redeemed on or prior to June 30, 2017, pursuant to a Prohibited Transaction, as defined by the agreement, we are required to pay a premium equal to the greater of (i) the sum of (a) the amount of principal of the Convertible Notes redeemed, plus (b) the accrued but unpaid interests on the principal amount so redeemed to the date of the redemption, plus (c) a “make whole” amount (described below) and (ii) the sum of (x) the average 30-day volume-weighted average price per share of Common Stock multiplied by the number of shares of Common Stock that the redeemed Convertible Notes are then convertible into and (y) the accrued but unpaid interest on the Convertible Notes. The “make whole” amount is equal to the excess, if any, of (1) the present value at the date of redemption of (A) 115% of the principal amount of the Convertible Notes redeemed, plus (B) all remaining scheduled interest due on the principal amount of the notes being redeemed through June 30, 2017 computed using a discount rate equal to the Treasury rate as of the date of redemption plus 50 basis points over (2) the outstanding principal amount of the Convertible Notes then redeemed.

We granted the Noteholders preemptive rights with respect to future equity issuances by us, subject to customary exceptions.

In connection with the placement of the Convertible Notes, on June 30, 2014, we entered into a registration rights agreement (the Registration Rights Agreement) with the Noteholders, which sets forth the rights of the Noteholders to have the shares of Common Stock issuable upon conversion of the Convertible Notes registered with the Securities and Exchange Commission (the SEC) for public resale under the Securities Act of 1933, as amended. Pursuant to the Registration Rights Agreement, we were required to file a registration statement with the SEC (the Initial Registration Statement) registering the shares of Common Stock issuable upon conversion of the Convertible Notes. The Initial Registration Statement was filed with the SEC and became effective in the fourth quarter of 2014. In addition, the agreement gives the Noteholders the ability to exercise certain piggyback registration rights in connection with registered offerings by the Company.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the documents incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in any applicable prospectus supplement before making an investment decision. If any of the risks described in these documents actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. The additional risks and uncertainties that are described in the documents incorporated by reference herein may also materially affect our business, financial condition, results of operations and prospects. See “Incorporation of Certain Documents by Reference”.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical facts should be considered forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “suggests,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Such forward-looking statements represent our reasonable expectation with respect to future events or circumstances based on various factors and are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. Such factors include, but are not limited to, those discussed under the preceding section entitled “Risk Factors.” There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful.

The forward-looking statements made in this prospectus are made only as of the date of this prospectus. The forward-looking statements made in documents incorporated by reference into this prospectus are made only as of the date of such documents. The forward-looking statements made in any accompanying prospectus supplement are made only as of the date of such document. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

You should refer to our periodic and current reports filed with the SEC for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

All securities sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any of the proceeds from the sale by the selling stockholders of the securities offered hereby.

SELLING STOCKHOLDERS

This prospectus covers 3,521,127 shares of our common stock, issued or issuable to the selling stockholders pursuant to the terms of the Convertible Notes. We have entered into a Registration Rights Agreement with the selling stockholders to register the resale of such shares of common stock by the selling stockholders.

The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the common stock set forth below. However, the selling stockholders are under no obligation to sell any of the common stock offered pursuant to this prospectus. As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, as well as permitted pledgees, donees, transferees or other successors in interest who receive such shares as a gift, partnership distribution or other non-sale related transfer.

The information in the following table is based on 32,176,231 shares of common stock issued and outstanding as of March 31, 2015.  Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. These rules and regulations generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. The number of shares in the column “Common Stock Owned Prior to Offering” assumes that the full principal amount of the Convertible Notes (including all interest that is payable in kind) is converted into shares of common stock.

For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options or warrants exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to these tables, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by such beneficial owner. The information in the table below is based on information provided by or on behalf of the selling stockholders. Since the date on which the selling stockholders provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After the Offering
Benefit Street Partners L.L.C. (2)	2,690,000	2,690,000	0	--%
Providence Equity Capital Markets L.L.C. (3)	831,127	831,127	0	--%

(1)	The number of shares consists of the aggregate number of shares of common stock held by each selling stockholder and shares of common stock issuable upon exercise of Convertible Notes held by such selling stockholder.

(2)
Benefit Street Partners L.L.C. is the investment manager of Providence Debt Fund III L.P. and Benefit Street Partners SMA LM L.P. (collectively, the “BSP Funds”).  The BSP Funds are collectively controlled by Messrs. Jonathan M. Nelson, Paul J. Salem, Glen M. Creamer and Thomas J. Gahan through their indirect ownership of membership interests in BSP.  As a result, each of Messrs. Nelson, Salem, Creamer and Gahan may be deemed to share beneficial ownership of the Convertible Notes held by the BSP Funds.

(3)
Providence Equity Capital Markets L.L.C. is the investment manager of PECM Strategic Funding L.P., which is collectively controlled by Messrs. Jonathan M. Nelson, Paul J. Salem, Glen M. Creamer and Thomas J. Gahan through their indirect ownership of membership interests in PECM.  As a result, each of Messrs. Nelson, Salem, Creamer and Gahan may be deemed to share beneficial ownership of the Convertible Notes held by PECM Strategic Funding L.P.

The principal business address of Benefit Street Partners L.L.C., Providence Equity Capital Markets L.L.C. and Thomas J. Gahan is c/o Benefit Street Partners L.L.C., 9 West 57th Street, Suite 4920, New York, NY 10019.  The principal business address of Jonathan M. Nelson, Paul J. Salem and Glenn M. Creamer is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, RI 02903.

Each time a selling stockholder sells any shares of common stock offered by this prospectus, it is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about the selling stockholder and the terms of the shares of common stock being offered in the manner required by the Securities Act.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the selling stockholder offers or sells shares of common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus or a prospectus supplement.

PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus on behalf of the selling stockholders. As used in this prospectus, “selling stockholder” includes the pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer. The shares of common stock may be offered and sold from time to time by the selling stockholders. However, the selling stockholders are under no obligation to sell any of the common stock offered pursuant to this prospectus.

The selling stockholders may sell the shares of common stock on The Nasdaq National Market, in the over-the-counter market or otherwise, at (1) market prices prevailing at the time of sale, (2) prices related to the prevailing market prices or (3) varying, fixed or negotiated prices. The selling stockholders may sell some or all of the shares of common stock in one or more of the following ways:

●	a block trade in which a broker-dealer may resell a part of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account, including customary underwritten offerings;
●	an over-the-counter distribution in accordance with the rules of The Nasdaq National Market;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or
●	in privately negotiated transactions.

When selling the shares of common stock, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

●	enter into transactions involving short sales of the shares of common stock by broker-dealers;
●	sell shares of common stock short themselves and redeliver such shares to close out their short positions;
●	enter into option or other types of transactions that require the selling stockholders to deliver shares of common stock to a broker-dealer, who will then resell or transfer of the shares of common stock under this prospectus; or
●	loan or pledge the shares of common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

In addition to selling their shares of common stock under this prospectus, the selling stockholders may transfer their shares of common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer. The selling stockholders may also sell any qualifying shares of common stock under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may negotiate and pay broker-dealer commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. Any broker-dealers involved in the sale or resale of the shares of common stock may qualify as “underwriters” within the meaning of the Section 2(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. Any underwriters will be named in a prospectus supplement. We will pay all expenses incident to the offering and sale of the shares of common stock to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock.

We may suspend the use of this prospectus and any supplements hereto in certain circumstances due to pending corporate developments, public filings with the SEC or similar events.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders and certain related persons against certain liabilities, including liabilities under the Securities Act. In return, the selling stockholders have agreed to indemnify us and certain related persons against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Proskauer Rose LLP.

EXPERTS

The consolidated financial statements of Cross Country Healthcare, Inc. appearing in Cross Country Healthcare, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference and included herein, respectively, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheets of MSN Holdco, LLC and subsidiaries as of December 29, 2013,  December 30, 2012 and December 25, 2011 and the related consolidated statements of operations, changes in members' deficit and cash flows for the years ended December 29, 2013,  December 30, 2012 and December 25, 2011, and the notes to the consolidated financial statements incorporated in this prospectus by reference to the Cross Country Healthcare, Inc. Current Report on Form 8-K/A filed with the Commission on September 12, 2014 have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, our common stock, and other information set forth herein, reference is made to the registration statement and exhibits and schedules with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is subject to, and qualified in its entirety by, reference to the applicable contract or other document filed herewith.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.crosscountryhealthcare.com that contains information concerning us, including the reports we file with the SEC. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We also makes available on our website, our corporate governance guidelines, code of business conduct and charters of the audit committee, human resources and compensation committee and corporate governance and risk assessment committee of our board of directors. Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 6, 2015;
●	Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on September 12, 2014, February 5, 2015, and March 13, 2015;
●
The description of our Common Stock contained in our Registration Statement on Form 8-A filed September 19, 2001, which has been updated by the description contain in our prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on March 21, 2002.

These documents contain important information about us and our financial condition. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information included in any accompanying prospectus supplement or post-effective amendment will supersede this information.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Statements contained in this prospectus or any accompanying prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

Our filings are available on our website at http://www.crosscountryhealthcare.com/.  Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. We will provide without charge to each person to whom this prospectus and any accompanying prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been incorporated by reference into this prospectus and any accompanying prospectus supplement. Requests for such documents should be directed to Cross Country Healthcare, Inc., Attention: General Counsel, 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida, 33487, (561) 998-2232.

Any information we incorporate by reference in accordance with SEC rules into this prospectus or any accompanying prospectus supplement shall be updated by any subsequent filings we may make with the SEC that revise, amend or supplement the terms of this prospectus.

Cross Country Healthcare, Inc.

3,521,127 Shares of Common Stock

PROSPECTUS

April 13, 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the Company in connection with the offering of our common stock being registered hereby. All amounts are estimated except the SEC registration fee.

SEC registration fee	$4,210
Legal fees and expenses	15,000
Accounting fees and expenses	35,000
Printing and Filing fees and expenses	650
Miscellaneous expenses	-

Total	$54,860

Item 15.   Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for money damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or
●	for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law. The indemnification permitted under Delaware law is not exclusive of any other rights to which these persons may be entitled. In addition, we maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

Item 16.   Exhibits.

See the Exhibit Index attached to this registration statement and incorporated by reference herein.

  Item 17.   Undertakings.

The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of shares of common stock offered (if the total dollar value of shares of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i), (ii), and (iii) do not apply if  the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the shares of common stock offered therein, and the offering of such shares of common stock at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the shares of common stock being registered which remain unsold at the termination of the offering.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 13, 2015.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ William J. Grubbs
William J. Grubbs
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chief Executive Officer and President; Director	April 13, 2015
William J. Grubbs	(Principal Executive Officer)

*	Chief Financial Officer	April 13, 2015
William Burns	(Principal Financial Officer and Principal Accounting Officer)

*	Director	April 13, 2015
W. Larry Cash

*	Director	April 13, 2015
Thomas C. Dircks

*	Director	April 13, 2015
Gale Fitzgerald

*	Director	April 13 , 2015
Richard M. Mastaler

*	Director	April 13, 2015
Joseph A. Trunfio

*By: /s/ Susan E. Ball
Susan E. Ball
Attorney-in-fact

EXHIBIT INDEX

No.	Description
4.1	Form of specimen common stock certificate (Previously filed as an exhibit to the Company’s Registration Statement on Form S-1/A, Commission File No. 333-64914, and incorporated by reference herein.)
4.4
Registration Rights Agreement, dated June 30, 2014, by and among Cross Country Healthcare, Inc. and the noteholders party thereto (Previously filed as an exhibit to the Company’s Form 8-K dated July 2, 2014 and incorporated by reference herein.)

5.1*	Opinion of Proskauer Rose LLP
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Crowe Horwath LLP, an Independent Auditor
24.1	Power of Attorney (Previously filed as an exhibit to the Company’s Registration Statement on Form S-1, Commission File No. 333-200827, and incorporated by reference herein.)
________________
* Filed herewith